UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022
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PhaseBio Pharmaceuticals, Inc.
(Exact name of registrant as specified in its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30
Malvern, Pennsylvania 19355
(Address including zip code of principal executive offices)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.
As previously disclosed, PhaseBio Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement, dated as of March 25, 2019 (as amended by that certain Consent and First Amendment to Loan and Security Agreement dated as of March 19, 2020, the “Loan Agreement”), with Silicon Valley Bank (“SVB”), in its capacity as administrative agent and collateral agent, SVB, as a lender, and SVB Innovation Credit Fund VIII, L.P. (formerly known as WestRiver Innovation Lending Fund VIII, L.P., “SVB Innovation”), as a lender. On October 3, 2022, SVB, SVB Innovation (collectively, “Assignor”) and JMB Capital Partners Lending, LLC (“JMB”) entered into a Non-Recourse Loan Document Sale and Assignment Agreement (the “Assignment Agreement”), pursuant to which Assignor sold and assigned to JMB all of Assignor’s right, title, interest and obligations under (i) the Loan Agreement, (ii) that certain Subordination Agreement, dated as of March 19, 2020, by and among SFJ Pharmaceuticals X, Ltd. (“SFJ”) and Assignor (the “Subordination Agreement”) and (iii) that certain Intellectual Property Security Agreement, dated as of March 19, 2020, by and among the Company and Assignor (the “IP Security Agreement” and together with the Loan Agreement and the Subordination Agreement, the “Loan Documents”) in exchange for, among other things, the payment in full of all outstanding principal and accrued interest under the Loan Agreement. The Assignment Agreement provided that SVB resign as agent under the Loan Documents and that JMB become the successor agent under the Loan Documents.
In connection with the Assignment Agreement, on October 3, 2022, the Company entered into a Second Amendment (the “Second Amendment”) to the Loan Agreement with JMB, as assignee of SVB, in its capacity as administrative agent and collateral agent, and JMB, as a lender. Pursuant to the Second Amendment, JMB became the successor lender and agent under the Loan Agreement. Under the Second Amendment, JMB agreed to make additional advances to the Company as Tranche A Growth Capital Advances (as defined in the Loan Agreement) from time to time in an amount up to $6.25 million, at an initial issue price of eighty percent (80%) of the aggregate amount so advanced. Effective October 4, 2022, the Company borrowed $6.25 million at an initial issue price of eighty percent (80%) as Tranche A Growth Capital Advances under the Loan Agreement, as amended by the Second Amendment. In addition, among other things, the Second Amendment revised the definition of a “Material Adverse Change” under the Loan Agreement to exclude the occurrence of or failure to cure the Going Concern Condition (as defined in that certain Co-Development Agreement, dated as of January 9, 2020, by and between the Company and SFJ (the “Co-Development Agreement”)), the delivery by SFJ of a Program Transfer Notice (as defined in the Co-Development Agreement) or the taking of any action with respect to the foregoing.
In connection with the Second Amendment, the Company and JMB entered into an Intellectual Property Security Agreement, dated October 7, 2022 (the “Additional IP Security Agreement”), granting JMB a security interest in all of the Company’s intellectual property that has not already been recorded against by SVB in the United States Patent and Trademark Office pursuant to the IP Security Agreement.
The foregoing description of the Second Amendment and the Additional IP Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of the agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: October 7, 2022	By:	/s/ John P. Sharp
John P. Sharp
Chief Financial Officer